Exhibit 4.1

CVS CAREMARK CORPORATION, Company

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

SUBORDINATED INDENTURE

Dated as of May 25, 2007

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.10
(c)	N/A
311 (a)	7.11
(b)	7.11
(c)	N/A
312 (a)	2.05
(b)	10.03
(c)	10.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(e)	7.06
(d)	3.02; 10.02
314(a)	4.03; 4.06
(b)	N/A
(e)(1)	N/A
(c)(2)	N/A
(c)(3)	N/A
(d)	N/A
(e)	N/A
(1)	N/A
315 (a)	7.01
(b)	7.05; 10.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	10.01
(b)	N/A
(c)	10.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

ii

-iii-

-iv-

Section 11.08. Securityholders Authorize Trustee to Effectuate Subordination of Securities	52
Section 11.09. Right of Trustee to Hold Senior Indebtedness	52
Section 11.10. Article 11 Not to Prevent Events of Default	53
Section 11.11. Subrogation	53
Section 11.12. Reliance On Judicial Order Or Certificate Of Liquidating Agent	53
Section 11.13. Trustee Not Fiduciary For Holders Of Senior Indebtedness	53
Exhibit A Form of Debt Security

-v-

INDENTURE, dated as of May 25, 2007, between CVS Caremark Corporation (the “Company”), a corporation duly organized and existing under the laws of the State of Delaware, and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its debt securities to be issued in one or more series (the “Debt Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration of the Debt Securities, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a legally valid and binding agreement of the Company according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase of the Debt Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Debt Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition)) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board Resolution” means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary of the Company to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means, with respect to any Debt Security, a day that is not a day on which banking institutions are authorized or required by law or regulation to close, in the city (or in any of the cities, if more than one) unless otherwise specified, in which amounts are payable, as specified in the form of such Debt Security or in the supplemental indenture relating to such Debt Security.

“Capital Lease Obligations” means with respect to any Person any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or equity, including, without limitation, all Common Stock and Preferred Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 222 Berkeley Street, 2”I Floor, Boston, Massachusetts 02116, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders or the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Debt Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Default” means any Event of Default as defined in Section 6.01 and any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Debt Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the issue date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Holder” or “Securityholder” means the registered holder of any Debt Security with respect to Registered Debt Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Debt Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, complying with Section 10.04 and delivered to the Trustee.

Each such certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.05.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, and complying with Section 10.04. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 10.05, if and to the extent required thereby.

“original issue date” of any Debt Security (or portion thereof) means the earlier of (a) the date of authentication of such Debt Security or (b) the date of any Debt Security (or portion thereof) for which such Debt Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Debt Security” means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Debt Securities of a series from time to time, the specific terms of which Debt Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Debt Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

“Principal” of a Debt Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Debt Security.

“Registered Global Security” means a Debt Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Debt Security registered on the Debt Security Register (as defined in Section 2.05).

“Responsible Officer” means, when used with respect to the Trustee, any officer with the corporate trust department of the Trustee, including any vice president, assistant vice president, treasurer, assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons whoat the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Senior Indebtedness” means all of the Company’s obligations, whether presently existing or from time to time hereafter incurred, created assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(i) all obligations of the Company for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

(ii) all Capital Lease Obligations, Synthetic Lease Obligations and finance lease obligations of the Company;

(iii) all obligations of the Company for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit facility;

(iv) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its Subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(v) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations the Company incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company

(vi) all obligations of the types referred to in clauses (i) through (v) above of another Person which the Company has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise become liable for, under any agreement;

(vii) all compensation and reimbursement obligations of the Company pursuant to Section 7.07; and

(viii) all amendments, modifications, renewals, extensions, refinancings, replacements or refundings by the Company of any such Senior Indebtedness referred to in clauses (i) through (vii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Senior Indebtedness); subject to, if provided in the supplemental indenture under which a series of Debt Securities is issued or in the form of Debt Security for such series, any modifications to this definition of Senior Indebtedness, including additional obligations that the Company may determine to include within this definition and obligations that may be excluded from this definition, pursuant to Section 2.03 hereof; and provided, however, that the following shall not constitute Senior Indebtedness: (A) trade accounts payable and accrued liabilities arising in the ordinary course of business or (B) any obligation, amendment, modification, renewal, extension, refinancing, replacement or refunding that by the terms of the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment and upon liquidation to or is equal in right of payment and upon liquidation with the Debt Securities.

“Stated Maturity” means with respect to any security the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter means such successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it may be amended from time to time.

“Unregistered Security” means any Debt Security other than a Registered Security.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Debt Securities or (ii) if the Debt Securities of a series are issuable from time to time, on a Debt Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Debt Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Debt Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Debt Security.

Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
Event of Default	6.01
Judgment Currency	10.14
mandatory sinking fund payment	3.05
OID Debt Securities	4.06
optional sinking fund payment	3.05

Paying Agent	2.05
record date	2.04
Registrar	2.05
Required Currency	10.14
Security Register	2.05
sinking fund payment date	3.05
tranche	2.14

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

All other -Willis used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) words in the singular include the plural, and words in the plural include the singular;

(c) “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE DEBT SECURITIES

Section 2.01. Form and Dating. The Debt Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Debt Securities as evidenced by their execution of the Debt Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached.

Section 2.02. Execution and Authentication. The chairman of the board of directors, the president, the executive vice president or any senior vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary shall execute the Debt Securities (other than coupons) for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Debt Securities. If an Officer whose signature is on a Debt Security no longer holds that office at the time the Debt Security is authenticated, the Debt Security shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Debt Securities (other than coupons). The Authenticating Agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Debt Security (other than coupons) shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Debt Security. The signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and upon the written order of the Company the Trustee shall thereupon authenticate and make available for delivery such Debt Securities to or upon the written order of the Company. In authenticating any Debt Securities of a series, the Trustee shall be entitled to receive prior to the first authentication of any Debt Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Debt Securities of that series were established;

(b) an Officers’ Certificate setting forth the form or forms and terms of the Debt Securities, stating that the form or forms and terms of the Debt Securities of such series have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c) an Opinion of Counsel substantially to the effect that the form or forms and terms of the Debt Securities of such series have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Debt Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and such other matters as shall be specified therein.

If the Company shall establish pursuant to Section 2.03 that the Debt Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and upon the written order of the Company the Trustee shall authenticate and make available for delivery one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Debt Securities of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Debt Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series and each such series shall rank equally and pan passu with all other unsecured and unsubordinated debt of the Company. There shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Debt Securities of any series (subject to the last sentence of this Section 2.03),

(a) the designation of the Debt Securities of the series, including CUSIP Numbers which shall distinguish the Debt Securities of the series from the Debt Securities of all other series;

(b) any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Debt Securities of that series (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Debt Securities of the series pursuant hereto);

(c) the date or dates on which the Principal of the Debt Securities of the series is payable (which date or dates may be fixed or extendible);

(d) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Debt Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e) if other than as provided in Section 4.02, the place or places where the Principal of and any interest on Debt Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served and notice to Holders may be published;

(f) the right, if any, of the Company to redeem Debt Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Debt Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(i) if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j) if other than the coin or currency in which the Debt Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Debt Securities of the series shall be payable or if the amount of payments of Principal of and/or interest on the Debt Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Debt Securities of the series are denominated, the manner in which such amounts shall be determined;

(k) if payment of the Principal of and interest on the Debt Securities of the series shall be payable in currency or currencies other than the currency of the United States, the manner in which any such currency shall be valued against other currencies in which any other Debt Securities shall be payable;

(I) whether the Debt Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Debt Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(m) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;

(n) if the Debt Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Debt Securities of the series;

(p) provisions, if any, for the defeasance of the Debt Securities of the series (including provisions permitting defeasance of less than all Debt Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(q) if the Debt Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Debt Securities;

(r) any other events of default or covenants with respect to the Debt Securities of the series; and

(s) any other terms of the Debt Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debt Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Debt Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Section 2.04. Denomination and Date of Debt Securities; Payments of Interest. The Debt Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Debt Securities of any series, in denominations of $1,000 and any integral multiple thereof. The Debt Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Each Debt Security shall be dated the date of its authentication. The Debt Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Debt Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established. the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Debt Securities may be presented for registration, registration of transfer or exchange (the “Registrar”) and an office or agency where Debt Securities may be presented for payment (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Debt Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m., New York City time, on each due date of any Principal or interest on any Debt Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Debt Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Debt Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Debt Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07. Transfer and Exchange. Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Debt Securities of any series arc issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debt Securities which the Holder making the exchange is entitled to receive.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Debt Securities. No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If (i) a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of definitive Registered Securities in exchange for Registered Global Securities, the Company will execute, and the Trustee, upon receipt of the Company’s written order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities and such Registered Global Securities shall be canceled.

The Company may at any time and in its sole discretion determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and upon the written order of the Company the Trustee shall authenticate and make available for delivery, without service charge,

(i) to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Debt Securities to or as directed by the Persons in whose names such Debt Securities are so registered.

All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid, legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the forms or terms of any Debt Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under thcn applicable United States Federal income tax laws. The Trustee and any such agent shall be entitled to rely on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Debt Securities of any series for a period of 15 days before a selection of such Debt Securities to be redeemed or (ii) to register the transfer of or exchange any Debt Security selected for redemption in whole or in part.

Section 2.08. Replacement Debt Securities. If a defaced or mutilated Debt Security of any series is surrendered to the Trustee or if a Holder claims that its Debt Security of any series has been lost, destroyed or wrongfully taken, the Company shall issue and upon the written order of the Company the Trustee shall authenticate a replacement Debt Security of such series and tenor and principal amount bearing a number not contemporaneously outstanding. An indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Debt Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys’ fees and expenses) in replacing a Debt Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Debt Security has become or is about to become due and payable, the Company in its discretion may pay such Debt Security instead of issuing a new Debt Security in replacement thereof.

Every replacement Debt Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Debt Securities of such series duly authenticated and delivered hereunder.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Debt Securities.

Section 2.09. Outstanding Debt Securities. Debt Securities outstanding at any time are all Debt Securities that have been authenticated by the Trustee except for those Debt Securities canceled by it, those Debt Securities delivered to it for cancellation, those Debt Securities paid pursuant to Section 2.08 and those Debt Securities described in this Section as not outstanding.

If a Debt Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Debt Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Debt Securities money sufficient to pay Debt Securities payable or to be redeemed or repurchased on such date, then on and after such date such Debt Securities shall cease to be outstanding and interest on them shall cease to accrue.

A Debt Security does not cease to be outstanding because the Company or one of its affiliates holds such Debt Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities shall have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Debt Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its discretion the right to vote such Debt Securities, uncontrolled by the Company or by any such affiliate.

Section 2.10. Temporary Debt Securities. Until definitive Debt Securities of any series are ready for delivery, the Company may prepare and upon the written order of the Company the Trustee shall authenticate temporary Debt Securities of such series. Temporary Debt Securities of any series shall be substantially in the form of definitive Debt Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Debt Securities, as evidenced by their execution of such temporary Debt Securities. If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series and tenor upon surrender of such temporary Debt Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series the Company shall execute and upon the written order of the Company the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debt Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Debt Securities of any series shall be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Section 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Debt Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Debt Securities surrendered for transfer, exchange, payment or cancellation and shall deliver such canceled Debt Securities to the Company. The Company may not issue new Debt Securities to replace Debt Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12. CUSIP Numbers. The Company in issuing the Debt Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of redemption or exchange. The Company shall promptly notify the Trustee of any change in the CUSIP Numbers.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Debt Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14. Series May Include Tranches. A series of Debt Securities may include one or more tranches (each a “tranche”) of Debt Securities, including Debt Securities issued in a Periodic Offering. The Debt Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Debt Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth paragraph thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 6.01 through 6.12, 8.01 through 8.06 and 9.02, if any series of Debt Securities includes more than one tranche, all provisions of such sections applicable to any series of Debt Securities shall be deemed equally applicable to each tranche of any series of Debt Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Debt Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Debt Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Debt Securities in the remaining tranches of that series.

Section 2.15. Computation of Interest. Except as otherwise specified pursuant to Section 2.03 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

Section 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the Security Register of the Company. Notice of redemption to the Holders of

Unregistered Securities of any series to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper in The City of New York and in an Authorized Newspaper in London, in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Debt Security of such series held by such Holder to be redeemed, the CUSIP and ISIN numbers of the Debt Securities to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities and, in the case of Debt Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Debt Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided however if the Trustee is asked to give the Notice, the Company will give the Trustee five Business Days prior notice if such request.

On or before 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Debt Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Debt Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such

Debt Securities are to be redeemed. If less than all the outstanding Debt Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Debt Securities to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such redemption is not prohibited by such restriction.

If less than all the Debt Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Debt Securities of such series to be redeemed in whole or in part. Debt Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Debt Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Debt Securities of such series selected for redemption and, in the case of any Debt Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

Section 3.03. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as above provided, the Debt Securities or portions of Debt Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with interest accrued to such date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.11 and 8.05, such Debt Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Debt Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Debt Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Debt Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Debt Security) borne by such Debt Security.

If any Debt Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless Upon presentation of any Debt Security of any series redeemed in part only, the Company shall execute and upon the written order of the Company the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of such series and tenor (with any unmatured coupons attached), of authorized denominations, in principal amount equal to the unredeemed portion of the Debt Security so presented.

Section 3.04. Exclusion of Certain Debt Securities from Eligibility for Selection for Redemption. Debt Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Debt Securities of any series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Debt Securities in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Debt Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Debt Securities of such series (not previously so credited) redeemed by the Company through any optional sinking fund payment. Debt Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Debt Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Debt Securities of such series and the basis for such credit, (b) stating that none of the specified Debt Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Debt Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of Debt Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officer’s Certificate and Debt Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Debt Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Debt Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Debt Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Debt Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Debt Securities of such series (or portions thereof) so selected. Debt Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officers’ Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Debt Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Debt Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Debt Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Debt Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Debt Securities of such series at maturity.

On or before 10:00 a.m. New York City time on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Debt Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of Debt Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default except that, where the mailing of notice of redemption of any Debt Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Debt Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Debt Securities. In case such Event of Default shall have been waived as provided in Section 6.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Debt Securities.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on each series of Debt Securities in accordance with the terms of this Indenture and the Debt Securities of such series. Unless otherwise specified in any series of Debt Securities, interest on the Debt Securities of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where any series of Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also from time to time may designate one or more additional offices or agencies where the Debt Securities of any series may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; provided, however, that no such designation or rescission shall in any mariner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports By The Company. So long as the Debt Securities of any series are outstanding, the Company will file with the Trustee such information, documents and other reports as may be required to comply with the provisions of Trust Indenture Act § 314(a), provided that (i) any failure of the Company to comply with this provision shall not constitute a Default or an Event of Default and (ii) only the Trustee may institute a legal proceeding against the Company to enforce such delivery obligation.

Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning December 31, 2007, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers’ Certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Company shall also comply with Trust Indenture Act § 3 I 4(a)(4).

Section 4.05. Further Instruments And Acts. Upon request of the Trustee, or as necessary the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.06. Calculation of Original Issue Discount. If any Debt Securities of any series shall be issued with original issue discount for U.S. federal income tax purposes, then the Company shall file with the Trustee promptly at the end of each calendar year in which such Debt Securities (the “OID Debt Securities”) are outstanding:

(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the outstanding OID Debt Securities as of the end of such year; and

(ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

ARTICLE 5

SUCCESSORS

Section 5.01. When the Company May Merge, Consolidate or Dispose of Assets. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into the Company unless:

(i) either (a) the Company shall be the continuing Person (the “Successor Company”) or (b) the Successor Company (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under each series of Debt Securities and this Indenture, and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (ii) the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph 5.01(i) above.

Section 5.02. Successor Company Substituted. The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Debt Securities.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. Each of the following shall constitute an “Event of Default” with respect to each series of Debt Securities individually:

(i) the Company defaults in the payment of all or any part of the principal of the Debt Securities of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(ii) the Company defaults in the payment of any interest on the Debt Securities of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(iii) an involuntary case or other proceeding shall be commenced against the Company with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of the Company or for any substantial part of the property and assets of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(iv) the Company (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (3) effects any general assignment for the benefit of creditors; and

(v) any other Event of Default provided with respect to Debt Securities of such series.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers’ Certificate of any Event of Default pursuant to clause 6.01(iii), clause 6.01(iv) or clause 6.01(v) and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

Section 6.02. Acceleration. If an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire outstanding principal amount of all Debt Securities of such series, and the interest accrued thereon, if any, to be immediately due and payable (collectively, the “Default Amount”). Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, in case of an Event of Default specified in clause 6.01(iii) or clause 6.01(iv) of Section 6.01 with respect to a series of Debt Securities, then the principal amount of all the Debt Securities of such series then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder of the Debt Securities of such series or the Trustee to the full extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the then outstanding Debt Securities of such series by written notice to the Trustee may on behalf of all of the Holders of the Debt Securities of such series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies. If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debt Securities of such series or to enforce the performance of any provision of the Debt Securities of such series and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities of such series or does not produce any such Debt Securities in the proceeding. A delay or omission by the Trustee or any Holder of a Debt Security of such series in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults. Holders of at least a majority in principal amount of the outstanding Debt Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except (i) a Default in the payment of principal of or interest on any Debt Securities of such series as specified in clauses 6.01(i) or 6.01(ii) of Section 6.01 or (ii) a Default in respect of a covenant or provision that under Section 9.02 cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. Upon any such waiver, such Default shall cease to exist with respect to the Debt Securities of such series, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority. Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture with respect to the Debt Securities of such series; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that, subject to Section 7.01 may involve the Trustee in personal liability, or that the Trustee determines in good faith may be prejudicial to the rights of Holders of such series not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Debt Securities of such series pursuant to this Section 6.05.

Section 6.06. Limitation on Suits. No Holder of any Debt Securities of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder of Debt Securities of any series may not use this Indenture to prejudice the rights of another Holder of such series or to obtain a preference or priority over such other Holder.

Section 6.07. Unconditional Right of Holders of Debt Securities to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debt Security to receive payment of principal, premium, if any, and interest on such Debt Security, on or after the respective due dates expressed in such Debt Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Debt Security.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or Section 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the entire amount then due and owing, plus the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Debt Securities allowed in any judicial proceedings relative to the Company, the Company’s creditors or the Company’s property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Debt Securities in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Debt Security to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debt Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debt Security any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder of a Debt Security thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Debt Security in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) FIRST: to the Trustee for amounts due to it under Section 7.07;

(ii) SECOND: to Holders of Debt Securities for amounts due and unpaid on the Debt Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debt Securities for principal, premium, if any, and interest, respectively; and (iii) THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders of Debt Securities pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.1 I shall not apply to a suit by the Trustee, a suit by a Holder of a Debt Security pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Debt Securities then outstanding.

Section 6.12. Waiver of Stay, Extension and Usury Laws. The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee is aware:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), paragraph (b) and paragraph (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.

(i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.02. Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers’ Certificate or such Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; provided, however, that any such agent is appointed by the Trustee with due care.

(d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute negligence, willful misconduct or bad faith.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture.

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the Trust Indenture Act it must eliminate such conflicting interest within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section 7.10 and Section 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debt Securities, it shall not be accountable for the Company’s use of the proceeds of the Debt Securities and it shall not be responsible for any statement contained herein or any statement contained in the Debt Securities or any other document in connection with the sale of the Debt Securities or pursuant to this Indenture other than the Trustee’s certificates of authentication.

Section 7.05. Notice of Default. If a Default occurs and is continuing with respect to a series of Debt Securities and if such Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Debt Security of such series a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Debt Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debt Securities.

Section 7.06. Reports by Trustee to Holders of Debt Securities. Within 60 days after each May 15, beginning with May 15 following the date of this Indenture, the Trustee shall mail to Holders of the Debt Securities a brief report dated as of such reporting date that complies with Trust Indenture Act § 313(a) to the extent such a report is required by Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act § 313(b).

A copy of each report at the time of its mailing to the Holders of Debt Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Debt Securities may be listed. The Company shall promptly notify the Trustee upon the Debt Securities being listed on any stock exchange and any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree to in writing from time to time for the Trustee’s acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Company shall indemnify the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the administration of this trust and the performance of its duties under this Indenture, except any such loss, liability or expense determined to have been caused by negligence, or willful misconduct of the Trustee.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence, willful misconduct or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company’s payment obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Debt Securities on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders of Debt Securities to pay principal and interest on particular Debt Securities.

If the Trustee shall incur expenses after the occurrence of a Default specified in Section 6.01(iii) or Section 6.01(iv), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture.

Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Debt Securities of not less than a majority in principal amount of the Debt Securities of any series then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a Custodian or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debt Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Debt Securities of at least 10% in principal amount of the then outstanding Debt Securities of any series may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Debt Security who has been a Holder of a Debt Security for at least six months fails to comply with Section 7.10, such Holder of a Debt Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Debt Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; provided, however, that such entity shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated, and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. This Indenture at all times shall have a Trustee which satisfies the requirements of Trust Indenture Act § 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least 350 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to Trust Indenture Act § 310(b).

Section 7.11. Preferential Collection of Claims against the Company. The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(1)). A Trustee which has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Debt Securities; Defeasance.

(a) When (1) all Debt Securities of any series previously authenticated and delivered (other than Debt Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it with respect to that series of Debt Securities under the Indenture, or (ii) (A) the Debt Securities of any series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Debt Securities of such series for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Debt Securities of such series (other than Debt Securities of such series replaced pursuant to Section 2.07) to maturity or redemption, as the case may be, and to pay all other sums payable by it under this Indenture, and (C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in this Article 8 relating to the satisfaction and discharge of the Indenture with respect to the Debt Securities of such series have been complied with, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to the Debt Securities of such series. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Section 8.01(c) and Section 8.02, the Company at any time may terminate (i) all of the Company’ obligations under the Debt Securities of any series and this Indenture (“legal defeasance”); or (ii) its obligations under Section 4.02, Section 4.03, Section 4.04, Section 4.05 and Section 6.01(v) (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Debt Securities of any series may not be accelerated because of an Event of Default.

Upon satisfaction of the conditions set forth herein and at the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company terminated thereby.

(c) Notwithstanding clause (a) and clause (b) above, the Company’ obligations contained in Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 7.07, Section 7.08 and this Article 8 shall survive until the Debt Securities of such series have been paid in full. Thereafter, the Company’s obligations contained in Section 7.07, Section 8.04 and Section 8.05 shall survive.

Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) with reference to this Section 8.02, the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Debt Securities of such series, for payment of the principal of and interest on the Debt Securities of such series, money or U. S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

(iv) the Company shall have delivered to the Trustee an Opinion of Counsel that (1) the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Debt Securities of such series have a valid security interest in the trust funds; and

(v) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent herein provided relating to the defe`asance contemplated by this Section have been complied with.

In the case of legal defeasance under this Section 8.02 the Opinion of Counsel referred to in clause (iv)(l) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Debt Securities of such series at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series.

Section 8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Debt Securities of such series entitled to the money shall look to the Company for payment as general creditors.

Section 8.05. Indemnity for Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any of the Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Debt Securities. The Company and the Trustee may amend or supplement this Indenture or the Debt Securities of any series without notice to or the consent of any Holder of a Debt Security of such series:

(i) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders of the Debt Securities of such series;

(ii) to provide for the assumption of the Company’s obligations to the Holders of the Debt Securities of such series in connection with a consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Company pursuant to Article 5;

(iii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(iv) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(v) to add to or modify the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(vi) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such Events of Default are being included solely for the benefit of such series) or to modify any existing Events of Default in a manner that is not adverse to any Holders of Debt Securities;

(vii) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

(viii) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 3.01; or

(ix) to make any change that does not materially and adversely affect the rights of any Holder of the Debt Securities of such series, provided that any change to conform the terms of the Debt Securities of such series to the description contained in this Indenture and any change to conform the terms of the Debt Securities of such series to the description thereof contained in the prospectus (as such description may be supplemented or modified by any prospectus supplement thereto) relating to such series of Debt Securities shall not be deemed to be adverse to any Holder of such Debt Securities.

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of Debt Securities of any series affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding may waive compliance by the Company in any particular instance with any provision of this Indenture or the Debt Securities of such series.

Section 9.02. With Consent of Holders of Debt Securities. The Company and the Trustee may amend or supplement this Indenture, the Debt Securities of any series or any amended or supplemental Indenture with the written consent of the Holders of Debt Securities of at least a majority in aggregate principal amount of the Debt Securities of such series then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Debt Securities of such series may be waived with the consent of the Holders of a majority in principal amount of the Debt

Securities of such series then outstanding. However, without the consent of each Holder of a Debt Security of such series affected, any amendment, supplement or waiver may not:

(i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder’s Debt Securities, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any Debt Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(ii) reduce the percentage in principal amount of outstanding Debt Securities of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(iii) waive a Default in the payment of principal of or interest on any Debt Security of such Holder; or

(iv) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security of such series thereunder affected thereby.

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Debt Securities of such series as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Debt Securities of such series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Debt Securities of such series affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by an Holder be cancelled and of no further effect.

Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Debt Securities of any series shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Debt Security of any series is a continuing and binding consent by the Holder of a Debt Security of such series and every subsequent Holder of a Debt Security of such series or portion of a Debt Security of such series that evidences the same debt as the consenting Holder’s Debt Security, even if a notation of the consent or waiver is not made on any Debt Security. However, any such Holder of a Debt Security of such series or subsequent Holder of a Debt Security of such series may revoke the consent as to its Debt Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Debt Security of such series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debt Securities of any series entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Debt Securities of such series at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Debt Securities of such series after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation On or Exchange of Debt Securities. If an amendment or supplement changes the terms of a Debt Security of any series, the Trustee may require the Holder of such Debt Security to deliver such Debt Security to the Trustee. The Trustee may place an appropriate notation on the Debt Security regarding the changed terms and return it to the Holder of such Debt Security. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Debt Security shall issue and the Trustee shall authenticate a new Debt Security that reflects such changed terms. Failure to make the appropriate notation or to issue a new Debt Security shall not affect the validity of such amendment or supplement.

Section 9.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture. The Company shall not sign any amendment or supplemental Indenture until the Board of Directors approves any such amendment or supplemental Indenture.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), such imposed duties shall control.

Section 10.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

CVS Caremark Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

Telecopier No.: (401) 765-1500

Attention: General Counsel

If to the Trustee:

The Bank of New York Trust Company, N.A.

222 Berkeley Street, 2nd Floor

Boston, Massachusetts 02116

Telecopier No: (617) 351-2401

Attention: Corporate Trust Administration

The Company or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Debt Securities) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Debt Security shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder of a Debt Security or any defect in such notice shall not affect its sufficiency with respect to other Holders of Debt Securities.

If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

If the Company mails a notice or communication to Holders of Debt Securities, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders of Debt Securities with Other Holders ofDebt Securities. Holders of Debt Securities pursuant to Trust Indenture Act § 312(b) may communicate with other Holders of Debt Securities with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of Trust Indenture Act § 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee any certificates or opinions required by the Trust Indenture Act, and:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such condition or covenant;

(ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

(iv) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders of Debt Securities. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 10.07. No Personal Liability of Directors, Officers, Employees, Incorporators And Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debt Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Debt Security by accepting a Debt Security waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Debt Securities.

Section 10.08. Governing Law. THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10. Successors. All agreements of the Company contained in this Indenture and the Debt Securities shall bind the Company and its successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 10.11. Severability. In case any provision of this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 10.13. Table of Contents, Headings, Etc.. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Debt Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day in The City of New York, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 10.15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 11

SUBORDINATION OF DEBT SECURITIES

Section 11.01. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees and each Holder of Debt Securities by its acceptance thereof likewise covenants and agrees that the payment of the principal of, premium, if any, and interest, if any, on each and all of the Debt Securities (other than Debt Securities discharged or defeased pursuant to Article 8) is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness. The provisions of this Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions

Section 11.02. Rights of Holders of Senior Indebtedness. The holders of all Senior Indebtedness shall first be entitled to received payment in full in cash or cash equivalents of the principal thereof, premium, if any, and interest (including any accrued interest), if any, due thereof before the Holders of any of the Debt Securities are entitled to receive a payment on account of the principal of, premium, if any, or interest on the Debt Securities if a default occurs for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness or any other default having occurred concerning any Senior Indebtedness, which permits the Holder or Holders of any Senior Indebtedness to accelerate the maturity of any Senior Indebtedness with notice or lapse of time, or both. Such an Event of Default must have continued beyond the period of grace, if any, provided for such Event of Default, and such Event of Default shall not have been cured or waived or shall not have ceased to exist.

Section 11.03. Debt Securities Subordinated to Prior Payment of all Senior Indebtedness on Dissolution. Liquidation or Reorganization of Company. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings of the Company:

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of the principal thereof, premium, if any, and interest (including any interest accrued on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency, receivership or similar proceeding), if any, due thereon before the Holders of the Debt Securities are entitled to receive any payment on account of the principal of, premium, if any, or interest, if any, on the Debt Securities or any distribution of any assets or securities;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article 11, shall be paid by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness;

(c) in the event that notwithstanding the foregoing provisions of this Section 11.03, the Company shall make any payment to the Trustee on account of the principal of or premium, if any, or interest, if any, on the Debt Securities, or on account of any sinking fund, or the Holders of the Debt Securities shall receive any such payment when such payment is prohibited by this Section 11.03 and before all amounts payable on, under or in connection with Senior

Indebtedness are paid in full in cash or cash equivalents, then and in such event, such payment (subject to the provisions of Sections 11.06 and 11.07) shall be held by the Trustee or the Holders of the Debt Securities, as the case may be, in trust for the benefit of, and shall be paid over and delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

Section 11.04. Obligation of the Company Unconditional. Nothing contained in this Article II or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair as between the Company and the Holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debt Securities the principal of, premium, if any, and interest, if any, on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debt Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Debt Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up, or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Debt Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.05. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled to assume conclusively that no such facts exist.

Section 11.06. Application by Trustee of Monies Deposited With It. Anything in this Indenture to the contrary notwithstanding, any deposit of monies by the Company with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest, if any, on any Securities shall be subject to the provisions of Sections 11.01, 11.02 and 11.03 except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest or premium, if any, on any Debt Security) a Responsible Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 11.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 7.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 11.07. Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 11.08. Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Debt Securities by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Debt Securities in the form required in said proceedings and cause said claim to be approved.

Section 11.09. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.11 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such Holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.10. Article II Not to Prevent Events of Default. The failure to make a payment on account of principal, interest or sinking fund by reason of any provision in this Article II shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

Section 11.11. Subrogation. Subject to the payment in full of all amounts due in respect of Senior Indebtedness, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article I I to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article II are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

Section 11.12. Reliance On Judicial Order Or Certificate Of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 11.13. Trustee Not Fiduciary For Holders Of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

[Signature pages on file with the Trustee]

EXHIBIT A

[FORM OF FACE OF DEBT SECURITY]

‘Global Notes Legend’

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY (“DTC”)], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS GLOBAL NOTE IS EXCHANGED IN WHOLE OR IN PART FOR A GLOBAL NOTE IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY [DTC] TO A NOMINEE OF [DTC] OR BY A NOMINEE OF [DTC] TO [DTC] OR ANOTHER NOMINEE OF [DTC] OR BY [DTC] OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

A-1

CVS CAREMARK CORPORATION

$

No.

CUSIP No.

ISIN No.

__% Debt Securities due ____

CVS CAREMARK CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received promises to pay to ________, or registered assigns, the principal sum of Dollars on _______. If such maturity date is not a Business Day, then payment of principal will be made on the next succeeding Business Day.

Interest Payment Dates: _________ and ___________.

Record Dates: __________ and ___________ immediately preceding each interest payment date.

Additional provisions of this Debt Security are set forth on the reverse side of this Debt Security.

[Remainder of page intentionally left blank]

A-2

IN WITNESS WHEREOF, the Company has caused this Debt Security to be duly executed.

CVS CAREMARK CORPORATION,

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK TRUST COMPANY, NA.,

as Trustee, certifies that this is one of the Debt Securities referred to in the Indenture.

By
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBT SECURITY]

      % Debt Securities due

This Debt Security is one of a duly authorized series of debt securities of CVS Caremark Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of [    ), 2007 herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to [If applicable, insert — The Debt Securities of this series are subject to redemption upon not more than 60 or less than 30 days’ notice by mail, [if applicable, insert — (1) on in any year commencing with the year     and ending with the year   through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after , 20..], as a whole or in part, at the election of the Company, at the following Redemption Prices [insert terms established pursuant to Section 3.01 of the Indenture.]

[Notwithstanding the foregoing, the Company may not, prior to   redeem any Debt Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than   % per annum.]

[The sinking fund for this series provides for the redemption on   in each year   beginning with the year ____ and ending with the year ____ of [not less than] $___ [(“mandatory sinking fund”) and not more than $___] aggregate principal amount of Debt Securities of this series. [Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made — in the inverse order in which they become due.]

In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and

(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.

[If the Debt Security is not an Original Issue Discount Security,— If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Debt Security is an Original Issue Discount Security, — If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, an amount of principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Debt Securities of this series shall terminate.]

[The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Debt Security or] [certain restrictive covenants and Events of Default with respect to this Debt Security] [, in each case] upon compliance with certain conditions set forth therein.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders of the principal amount of the Debt Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Debt Security, the Company and the Trustee may amend the Indenture or the Debt Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture or that does not materially and adversely affect the rights of any Holder of a Debt Security or to comply with requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Debt Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

The Debt Securities of this series are issuable only in registered form without coupons in denominations of $____ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company will furnish to any Holder of a Debt Security upon written request and without charge to such Holder of a Debt Security a copy of the Indenture. Requests may be made to:

CVS Caremark Corporation

670 White Plains Road, Suite 210

Scarsdale, New York 10583

Attention: Nancy R. Christal

Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

ASSIGNMENT FORM

To assign this Debt Security, complete the form below:

I or we assign and transfer this Debt Security to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No.]

and irrevocably appoint __________ as agent to transfer this Debt Security on the books of CVS Caremark Corporation. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the face of this Debt Security.

CVS CAREMARK CORPORATION, Company

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

SUBORDINATED INDENTURE

Dated as of May 25, 2007